EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Financial Information Press Contact:
Vincent C. Klinges
Chief Financial Officer
Logility, Inc.
(404) 264-5477

Logility Reports Preliminary Fourth Quarter
and Fiscal Year 2009 Results

Operating Earnings Grow 13% for the fourth quarter of fiscal 2009

ATLANTA (June 25, 2009) Logility, Inc. (NASDAQ: LGTY), a leading supplier of collaborative solutions to optimize the supply chain, today announced financial results for the fourth quarter of fiscal year 2009.

Key fourth quarter fiscal year 2009 financial highlights include:

•	Total revenues for the quarter ended April 30, 2009 were $11.1 million, a decrease of 7% compared to the fourth quarter of fiscal 2008;

•	Software license fees for the quarter ended April 30, 2009 were $3.9 million, a decrease of 7% compared to the fourth quarter of fiscal 2008;

•	Services and other revenues for the quarter ended April 30, 2009 were $1.6 million, a decrease of 14% compared to the fourth quarter of fiscal 2008;

•	Maintenance revenues for the quarter ended April 30, 2009 were $5.7 million, a decrease of 4% compared to the fourth quarter of fiscal 2008;

•	Operating earnings for the quarter ended April 30, 2009 were $2.7 million, an increase of 13% compared to operating earnings of $2.4 million for the fourth quarter of fiscal 2008; and

•	Commencement of a Tender Offer by American Software for all shares of Logility not owned by American Software at $7.02 per share.

GAAP net earnings were $1.9 million or $0.15 earnings per fully diluted share for the fourth quarter of fiscal 2009 compared to net earnings of $1.7 million or $0.13 earnings per fully diluted share for the fourth quarter of fiscal 2008. Adjusted net earnings were $2.2 million or $0.17 earnings per fully diluted share for the quarter ended April 30, 2009, which exclude stock-based compensation expense, acquisition-related amortization of intangibles expense and expenses related to the response to the Tender Offer by American Software, Inc., compared to adjusted net earnings of $1.8 million or $0.14 earnings per fully diluted share for the same period last year, which excluded stock-based compensation expense and acquisition-related amortization of intangibles expense.

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Logility Reports Fourth Quarter and Fiscal Year 2009 Results	Page 2

Total revenues for the twelve months ended April 30, 2009 were $41.6 million or a 7% decrease compared to the prior fiscal year. Software license fees for the twelve months were $12.8 million or a 12% decrease compared to the prior fiscal year. Services and other revenues were $5.8 million or a 26% decrease compared to the same period last year. Maintenance revenues were $23.0 million or a 2% increase compared to the prior fiscal year.  For the twelve months ended April 30, 2009, the Company reported operating earnings of approximately $8.7 million or a 5% increase compared to operating earnings of $8.3 million for the prior fiscal year.

GAAP net earnings were approximately $5.9 million or $0.45 per fully diluted share for the twelve months ended April 30, 2009 compared to net earnings of $6.0 million or $0.45 per fully diluted share for the prior fiscal year. Adjusted net earnings, which for the current period exclude stock-based compensation expense, acquisition-related amortization of intangibles expense and expenses related to the Logility tender offer, were $6.6 million or $0.51 earnings per fully diluted share for the twelve months ended April 30, 2009 compared to net earnings of $7.5 million or $0.56 earnings per fully diluted share the prior fiscal year, which excluded stock-based compensation expense, acquisition-related amortization of intangibles expense, a non-cash tax valuation adjustment, and write-down of capitalized software costs.

The Company is including adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

The overall financial condition of the Company remains strong, with cash and investments of approximately $49.6 million as of April 30, 2009. This is approximately a $2.3 million sequential increase in cash and investments compared to January 31, 2009 and approximately a $6.9 million increase compared to April 30, 2008.

“Logility completed a successful fiscal year 2009 and we are pleased with the Company’s fourth quarter performance, delivering a 13% increase in operating earnings,” stated J. Michael Edenfield, Logility president and CEO. “Despite the difficult global economy, we added 15 new customers and signed license agreements with customers in seven countries during the quarter.”

“Our two-brand product strategy continues to be effective and enables us to meet the needs of small, medium, large and Fortune 1000 companies. Across both the Demand Solutions® and Logility Voyager Solutions™ brands, we welcomed 68 new customers and signed agreements with both new and existing customers located in 21 countries during the fiscal year,” continued Edenfield.

Logility Reports Fourth Quarter and Fiscal Year 2009 Results	Page 3

“In a slow economy, businesses need to overcome global supply chain challenges, reduce costs and improve service,” concluded Edenfield. “Our goal is to help customers take costs out of their supply chains by streamlining the sales and operations planning process, synchronizing supply with demand, improving forecast accuracy, automating transportation and warehouse operations and providing greater visibility to enable better decision-making.”
As previously announced on May 22, 2009, American Software, Inc. commenced a Tender Offer to acquire all of the shares of the Company not owned by American software for $7.02 per share. The Tender Offer is scheduled to end at 12:00 midnight on June 25, 2009. For a complete description of the Tender Offer and its terms and conditions, please see the Logility, Inc. and American Software, Inc. filings at http:www.sec.gov/edgar.

Highlights for the fourth quarter of fiscal 2009 include:

Customers:

•
Notable new and existing customers placing orders with Logility in the fourth quarter include: Argosy Trading, Bernhardt Furniture Company, Constellation Brands, Doosan Trading, Formica, Johnson Diversey, Porsche Cars of North America, Ridge Tools, Rockline Industries, Sony Electronics, Trek Bicycle, Tyndale, and Ventura Foods

•
During the quarter, software license agreements were signed with customers located in eight countries including: Australia, The Republic of Cyprus, France, Ireland, Italy, The Netherlands, The United Kingdom, and The United States.

•
Logility announced that Lance, Inc. had been named a winner of the Managing Automation 2009 Progressive Manufacturing Award for its success increasing visibility, improving forecast accuracy and optimizing inventory levels with Logility Voyager Solutions™.

•
Logility announced that Supply & Demand Chain Executive magazine recognized Logility Voyager Solutions customers Jennifer Hughey, vice president, supply chain, Electrolux Home Care Products North America, and Greg Wolljung, vice president, supply chain, Lance, Inc., as 2009 Practitioner Pros to Know. Supply & Demand Chain Executive Practitioner Pros to Know is a listing of exceptional corporate executives at enterprises that are demonstrating leadership during the current economic downturn by managing risk in the supply chain, providing competitive advantage and/or delivering value to the bottom line. Logility president and CEO Mike Edenfield was also recognized as a Supply & Demand Chain Executive 2009 Provider Pro to Know.

•
Logility was featured with Dow Chemical Company in an APICS webcast “Get the Big Picture with Manufacturing Planning”. The webcast focused on optimizing production resources to gain visibility, reduce costs, and build profitability long term in today’s economic climate via the deployment of Logility Voyager Solutions. Speakers from Dow Chemical and Logility shared their perspectives on how to get the big picture and manage the fine details to optimize manufacturing planning and production resources.

•
During the fourth quarter, Logility customer Rockline Industries presented “Rockline Industries Wipes Up Transportation Savings” in a videocast session during the Supply Chain Digest Transportunities 2009 Online Expo & Conference. Rockline discussed how the company wiped out transportation inefficiencies while increasing visibility of shipments to improve customer on-time deliveries with the help of Logility Voyager Transportation Planning and Management™.

Logility Reports Fourth Quarter and Fiscal Year 2009 Results	Page 4

•
Demand Management Inc., a wholly-owned subsidiary of Logility, received four awards during the quarter, including:  “Technology Partner,” Managing Automation magazine; president Bill Harrison was named a “Provider Pro to Know”, Supply & Demand Chain Executive magazine; “Editor’s Pick,” Consumer Goods Technology magazine; and “Great Supply Chain Partner 2009,” SupplyChainBrain.com. Additionally, two Demand Solutions customers SKF USA and Paper Island won the Managing Automation Progressive Manufacturing 100 Award for supply chain management results with Demand Solutions software.

Products and Technology:

•
Logility received the highest possible rating in Gartner’s MarketScope for Supply Chain Planning: Process Automation, 2009 Report. Logility was one of 18 vendors evaluated in the report.  For inclusion in the 2009 MarketScope, each vendor had to meet strict criteria which included revenue, global coverage, presence in multiple vertical industries and have a Supply Chain Planning functionality that covered at least four of the six key functional areas for SCP process automation: Demand Planning, Inventory Planning, Replenishment Planning, Available to Promise, Manufacturing Planning and Scheduling, and Collaborative Planning. Vendors were further evaluated on market understanding, product strategy, vertical/industry strategy, geographic strategy, product/service and other criteria.

•
Demand Management, Inc. announced availability of Demand Solutions Advanced Planning & Scheduling, a new product which offers customers comprehensive manufacturing planning and scheduling capabilities and is fully integrated into the Demand Solutions software suite.

•
Logility extended its commitment to the fashion industry and announced availability of Logility Voyager Fashion Forecasting™ to help fashion-driven companies improve pre-market demand planning for season collections and new product introductions, enabling greater forecast accuracy, cost reductions, and more efficient business processes.

•
During the fourth quarter, Logility was named an Inbound Logistics Top 100 Logistics IT Provider for 2009. It is the 12th consecutive year that Logility has received this prestigious recognition for enabling logistics excellence with Logility Voyager Solutions.

About Logility

With more than 1,250 customers worldwide, Logility is a leading provider of collaborative supply chain planning solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time. Logility Voyager Solutions feature performance monitoring capabilities in a single Internet-based framework and provide supply chain visibility; demand, inventory and replenishment planning; sales and operations planning; inventory and supply optimization; transportation planning and execution; and warehouse management. Demand Solutions provide forecasting, demand planning and point-of-sale analysis for maximizing profits in manufacturing, distribution and retail operations. Logility customers include Arch Chemicals, Avery Dennison Corporation, BP (British Petroleum), Leviton Manufacturing Company, McCain Foods, Pernod Ricard, Remington Products Company, Sigma Aldrich, and VF Corporation. Logility is a majority-owned subsidiary of American Software (NASDAQ: AMSWA). For more information about Logility, call 1-800-762-5207 or visit http://www.logility.com.

Logility Reports Fourth Quarter and Fiscal Year 2009 Results	Page 5

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties.  There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein.  These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues.  For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2008 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact Vincent C. Klinges, Chief Financial Officer, Logility, Inc., 470 East Paces Ferry Rd., Atlanta, GA 30305, (404) 261-9777. FAX: (404) 264-5206; INTERNET: www.logility.com or E-mail: askLogility@logility.com.

Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility. Demand Solutions is a registered trademark of Demand Management, Inc., a wholly-owned subsidiary of Logility, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners

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Logility Fourth Quarter of Fiscal Year 2009 Results

LOGILITY, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data)
(Unaudited)

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
			Pct			Pct
	2009	2008	Chg.	2009	2008	Chg.
Revenues:
License	$3,873	$4,145	(7)%	$12,825	$14,554	(12)%
Services & other	1,566	1,822	(14)%	5,793	7,807	(26)%
Maintenance	5,650	5,911	(4)%	22,985	22,547	2%
Total Revenues	11,089	11,878	(7)%	41,603	44,908	(7)%

Cost of Revenues:
License	995	1,489	(33)%	4,727	6,007	(21)%
Services & other	744	906	(18)%	3,186	3,804	(16)%
Maintenance	1,280	1,335	(4)%	4,946	4,943	0%
Write-down of capitalized software development costs	-	-	-	-	1,196	nm
Total Cost of Revenues	3,019	3,730	(19)%	12,859	15,950	(19)%
Gross Margin	8,070	8,148	(1)%	28,744	28,958	(1)%
Operating expenses:
Research and development	1,793	1,952	(8)%	7,093	7,496	(5)%
Less: capitalized development	(546)	(520)	5%	(2,051)	(2,155)	(5)%
Sales and marketing	2,500	3,057	(18)%	9,660	10,337	(7)%
General and administrative	1,494	1,141	31%	4,986	4,625	8%
Acquisition related amortization of intangibles	88	88	0%	350	350	0%

Total Operating Expenses	5,329	5,718	(7)%	20,038	20,653	(3)%
Operating Earnings	2,741	2,430	13%	8,706	8,305	5%
Interest Income & Other, Net	268	199	35%	409	1,650	(75)%
Earnings Before Income Taxes	3,009	2,629	14%	9,115	9,955	(8)%
Income Tax Expense	1,095	952	15%	3,199	3,923	(18)%
Net Earnings	$1,914	$1,677	14%	$5,916	$6,032	(2)%
Earnings per common share:
Basic	$0.15	$0.13	15%	$0.46	$0.47	(2)%
Diluted	$0.15	$0.13	15%	$0.45	$0.45	0%

Weighted Average Number of Common Shares:
Basic	12,860	12,916		12,863	12,942
Diluted	12,985	13,272		13,029	13,331

Reconciliation of Adjusted Net Earnings:
Net Earnings	$1,914	$1,677		$5,916	$6,032
Acquisition related amortization of intangibles(1)	56	56		227	212
Stock-based compensation (1)	69	64		288	229
Expenses related to the Logility tender offer (2)	200	-		200	-
Write-down of capitalized software development costs (1)	-	-		-	725
Tax valuation adjustment (non-cash)	-	-		-	283
Adjusted net earnings	$2,239	$1,797	25%	$6,631	$7,481	(11)%

Adjusted Net Earnings per Share - Diluted	$0.17	$0.14	21%	$0.51	$0.56	(9)%

(1) - Tax affected using the effective tax rate for the three and twelve month period ended April 30, 2009
(2) - Not tax affected due to no tax deduction recorded on these expenses

Logility Fourth Quarter of Fiscal Year 2009 Results

LOGILITY, INC.
Consolidated Balance Sheet Information
(in thousands)
(Unaudited)

	April 30,	April 30,
	2009	2008

Cash and Short-term investments	$34,590	$42,732
Accounts Receivable:
Billed	5,773	6,897
Unbilled	1,479	1,424
Total Accounts Receivable, net	7,252	8,321
Deferred Tax Assets	83	74
Due from American Software Inc.	118	-
Prepaids & Other Current Assets	2,330	2,256
Current Assets	44,373	53,383

Investments - Long term	15,058	-

PP&E, net	259	401
Capitalized Software, net	4,816	4,560
Goodwill	5,809	5,809
Other Intangibles, net	496	871
Other non-current Assets	41	48
Total Assets	$70,852	$65,072

Accounts Payable	$321	$543
Accrued Compensation and Related costs	1,497	1,282
Accrued Reseller Commissions	1,127	1,013
Other Current Liabilities	729	965
Due to American Software Inc.	-	638
Deferred Revenues	12,836	12,622
Current Liabilities	16,510	17,063

Deferred Tax Liability	1,749	1,620
Shareholders' Equity	52,593	46,389

Total Liabilities & Shareholders' Equity	$70,852	$65,072